Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information and to the incorporation by reference of our report dated June 28, 2011 on the April 30, 2011 financial statements of the Mirae Asset Discovery Funds in this Registration Statement (Form N-1A, No. 333-166018), Post-Effective Amendment Number 13, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

August 26, 2011